EXHIBIT 4.47

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

GIVBUXINC,

Issuance Date: June 4, 2025

Total Face Value of Note: $50,000.00

Initial Consideration: $7,500.00

Initial Original Issue Discount: $750.00 (10%)

Initial Principal Amount: $8,250.00

Maturity Date: December 3, 2026

THIS CONVERTIBLE PROMISSORY NOTE is issued by GIVBUX INC., a corporation duly organized and existing under the laws of the State of Nevada, designated as the Company’s 10% Convertible Promissory Note in the principal amount of $50,000.00. This Note will become effective upon its execution by authorized agents of the Company and the Holder and delivery of the Initial Consideration hy the Holder to the Company.

Section l. Definitions. The following terms shall have the meanings ascribed to them below:

a.	“1933 Act’’ shall mean the Securities Act of 1933, as amended.

b.	“1934 Act’’ shall mean the Exchange Act of 1934, as amended.

c.	“Additional Consideration” shall mean additional consideration paid by the Holder to the Company in such amounts and at such date or dates as the Holder may choose at its sole discretion.

d.	“Additional Consideration dates” shall mean such date or dates the Holder provides Additional Consideration to the Company.

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e.	“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of California are authorized or required by law or executive order to remain closed.

f.	“Common Stock” shall mean shares of the Company’s common stock S0.001 per share par value.

g.	“Company” shall mean GIVBUX INC., a corporation duly organized and existing under the laws of the State of Nevada.

h.	“Conversion Date” shall mean the date upon which the Holder submits a Conversion Notice to the Company.

i.	“Conversion Notice” shall mean a notice in the form annexed hereto as Exhibit A properly completed and executed by an authorized agent of the Holder.

J.	“Conversion Price” shall be equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on “chilled” status with the OTC, the Conversion Price shall be decreased by 10%, (i.e., from 55% to 45%), until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (FAST) system, the Conversion Price shall be decreased by 5% (i.e., from 55% to 50%). In the case of both occurrences, the Conversion Price adjustment shall be a cumulative (i.e., from 55% to 40%). Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% decrease to the Conversion Price (i.e., from 55% to 50%), in addition to any other discount, as provided above.

k.	Default Rate shall mean the lesser of (a) 20% per annum and (b) the highest rate permitted by law.

I.	“DTC’’ shall mean the Depository Trust Corporation.

m.	“DWAC’’ shall mean Deposits and Withdrawal at Custodian.

n.	“Effective Date” shall mean June 4, 2025.

o.	“Event of Default” shall have the meaning ascribed to it in Section 6(a) below.

p.	“Face Value” shall mean $50,000.00.

q.	“Holder” shall mean Nicosel, LLC, its registered assigns or successors-in-interest.

r.	“Initial Consideration” shall mean $7,500.00.

s.	“Insolvency Event” shall mean if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, an involuntary bankruptcy petition is filed against the Company which is not dismissed within 30 days, files a petition or answer or

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EXHIBIT A

FORM OF CONVERSION NOTICE

To be executed by the Holder in order to convert all or part of that certain $50,000.00 I0%

Convertible Promissory Note identified as the Note1

DATE:

FROM:        Nicosel, LLC [or current Holder] (the “Holder”)

Re:	$50,000.000 I0% Convertible Promissory Note (this “Note”) originally issued by GIVBUX INC. to Nicosel, LLC on June 4, 2025

The undersigned on behalf of the Holder, hereby elects to convert $                                          of the aggregate outstanding Principal Amount indicated below of this Note into shares of Common Stock as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the Holder will not beneficially own more than 9.99% of the total outstanding shares of the Company.

Date to Effect Conversion:

Aggregate Principal Amount of Note Being Converted:

Aggregate Interest/Fees Being Converted:

Remaining Principal Balance:

Number of Shares of Common Stock to be Issued:

Applicable Conversion Price:

[Holder Company Name]

By:
Name:
Title:

_____________________________

1 All capitalized terms not herein defined shall have the meaning ascribed to them in the Note.

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EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

GIVBUXINC.

The undersigned, being directors of GIVBUX INC., a Nevada corporation (the “Company”), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with Nicosel. LLC

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of the $50,000.00 10% Convertible Promissory Note to Nicosel, LLC

The documents agreed to and dated June 4, 2025 are as follows:

10% Convertible Promissory Note of the Company

Notarized Certificate of Corporate Secretary

Company Capitalization Table

Schedule 1 - Use of Proceeds

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company’s then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of June 4, 2025.

By:	Bob Thompson
Its:	Director

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EXHIBIT C

NOTARIZED CERTIFICATE OF CORPORATE SECRETARY OF

GIVBUXINC.

(Two Pages)

The undersigned, Robert Thompson am the duly appointed Corporate Secretary of GTVBUX INC., a Nevada corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records, including, but not limited to, the Company’s records relating to the following:

(A)	The issuance of that certain $50,000.00 10% Convertible Promissory Note dated June 4, 2025 (the “Note Issuance Date”) issued to Nicosel, LLC (with any assignees or successors in interest, the “Holder”) in the stated original principal amount of$50,000.00 (the “Note”);

(B)	The Company’s Board of Directors duly approved the issuance of the Note to the Holder;

(C)	The Company has not received and does not contemplate receiving any new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company’s Common Stock upon any said convcrs10n;

(D)	(E) Mark the appropriate selection:

X The Company represents that it is not a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

_ The Company represents that (i) it was a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended,
(ii) since ______, 20_, it has no longer been a shell company, as so defined, and
(iii) on _____ _, it provided Fonn JO-type information in a filing with the Securities and Exchange Commission.

(F)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(l) of the Securities Act of 1933, as amended.

(G)	I understand that all of the representations set forth in this Certificate will be relied upon by counsel to the Holder in connection with the preparation of a legal opm10n.

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SCHEDULE 1

USE OF PROCEEDS

Pursuant to that certain $50,000.00 10% Convertible Promissory Note, the Company covenants that it has and will, wjthin IO days of the Effective Date of the Note, used the proceeds of the Note in the manner set forth below:

I.	$7,500 SG&A
2.

GIVBUXINC.

By:
Robert Thompson
Title:	Secretary

Dated:	June 4, 2025

Subsequent Note Fundings:

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[Signature Page to $50,000 10% Convertible Note]

IN WITNESS WHEREOF, the Company has caused this 10% Convertible Promissory Note to be duly executed on the day and in the year first above written.

GIVBUXINC.

Name:	Robert Thompson

Title:	Director, Secretary

Email:

Address:	2801 W Coast Hwy Suite 200 Newport Beach, CA 92663

This 10% Convertible Promissory Note of June 4, 2025, is accepted as of the date first written above by Nicosel, LLC

By:
Salvatore Lauria
Manager

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